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                                                                   Exhibit 10.51

                               CASTLE BRANDS INC.

                    BUSINESS DEVELOPMENT CONSULTING CONTRACT
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                               CASTLE BRANDS INC.

This Contract is made effective April 1, 2005 by and between CASTLE BRANDS INC. having its office at 570 Lexington Avenue, 29th Floor, New York, NY 10022 (hereinafter referred to as "CBI") and BPW LLC having its place of business at c/o MHW Ltd., 272 Plandome Road, Suite 100, Manhasset, NY 11030 (hereinafter referred to as the "Consultant").

ARTICLE 1. TERM

1.01 The Performance under this Contract shall commence on April 1, 2005 and continue up to and including September 30, 2005.

ARTICLE 2. CONTRACT DOCUMENTS AND SCOPE OF WORK

2.01 The work to be performed under this Contract is set out in Addendum A of the Contract.

2.02 The Contract Documents consist of: (a) this Contract document and (b) Statement of Work (Addendum A).

2.03 In the event of a conflict between the terms of the Contract and any other of the Contract documents, the provisions of this Contract shall govern, unless otherwise agreed by CBI in writing.

2.04 As this Contract is modified or changed during its term, the Contract Documents shall include all modifications or changes to said documents agreed upon between the parties and issued after the execution of the Contact. Any such modification or change shall supersede the original Contract Documents, where modified or changed.

ARTICLE 3. CONTRACT ADMINISTRATION

3.01 CBI:

     CBI designates Mark Andrews Project Manager ("PM") for this Contract. He shall monitor administration and completion of the Contract according to its terms and conditions as described below:

     (i) The PM will be CBI's authorized representative during the Contract and shall be responsible for the coordination of activities between CBI and the Consultant under this Contract.
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     (ii) The PM will receive all communications of whatever nature which the
          Consultant is obligated to submit to CBI under the Contract, including but not limited to changes to the Contract involving the quality level, Statement of Work, price, rates, delivery and/ or completion dates / schedules.

     (iii) The PM's responsibilities include but are not limited to receiving and approving the Consultant's invoices for payment, and accepting the work and/or deliverables on behalf of CBI.

3.02 CONSULTANT:

     John Beaudette is designated the Consultant's Representative ("CR"). He shall be responsible for the coordination of all contract activities between CBI and the Consultant under this Contract.

     (i) Consultant agrees to provide the services required hereunder in accordance with the requirements set forth in the Contract Documents. Consultant undertakes to perform the services hereunder in accordance with the highest standards of professional and ethical competence and integrity in Consultant's industry. The Services will be rendered by the Consultant in 1) an efficient, safe, courteous, and businesslike manner and 2) in accordance with any specific instructions issued from time to time by the PM.

     (ii) Consultant shall provide the services of qualified personnel through all stages of this Contract. Consultant represents and warrants that he is in compliance with all the Applicable laws of the United States and any other jurisdiction in which the services shall be performed.

     (iii) Consultant shall perform the Services as an Independent Contractor under the general guidance of the PM.

ARTICLE 4. CONFIDENTIALITY

4.01 Consultant shall keep all work and services carried out hereunder for CBI entirely confidential, and not use, publish, or make known, without CBI's written approval, any information, developed by the Consultant or by CBI, to any persons other than personnel of the parties to the Contract. However, the forgoing obligations shall not apply to any information that was in Consultant's possession prior to commencement of work under this Contract, or which is or shall become available to the general public in a printed publication, but not by the Consultant, and provided further that this obligation shall in no way limit Consultant's internal use of such work. Any public representation regarding CBI shall be made by CBI and any requests for information made to the Consultant by the news media, or others, shall be referred to CBI. Additionally, the Consultant shall not reference CBI nor the work performed for
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     CBI without prior written approval. Information Consultant considers as proprietary or confidential and which it has indicated/marked as proprietary or confidential will be treated by CBI in the same manner as CBI treats its own proprietary or confidential information.

4.02 Consultant further agrees to include the contents of this Article in all subcontracts and consulting agreements entered into by Consultant for the performance of work under this Contract.

ARTICLE 5. ASSIGNMENT

5.01 Neither this Contract nor any duty or right under it shall be delegated, subcontracted or assigned by Consultant, except for the subsidiaries of the Consultant; without the prior written consent of CBI, except that claims for monies due or to become due under this Contract may be assigned to CBI, trust company, or other financial institution, including any Federal lending agency as provided below, by Consultant without such consent.

ARTICLE 6. CBI NAME / LOGO

6.01 Consultant may not use CBI's name and/or logo in any manner other than as identified below without first obtaining written permission from the PM.

6.02 Consultant further agrees to include the contents of this Article in all subcontracts and consulting agreements entered into by Consultant for the performance of work under this Contract.

6.03 Consultant may use CBI's name only, with no use of CBI's logo or discussion of the work performed by the Consultant for CBI, among its references, in its customer lists or resumes without prior approval of CBI.

ARTICLE 7. TERMINATION FOR CONVENIENCE

7.01 Either party may terminate the Contract, by thirty (30) days written notice sent to Consultant, in whole or in part, at any time for its convenience. Notice of such termination shall state that termination is for CBI's convenience, the extent to which performance of services under the Contract is terminated, and the termination date. Unless otherwise instructed by CBI, Consultant shall stop work immediately on receipt of notice.

7.02 For services that have been performed by Consultant in accordance with the Contract terms, prior to the effective date of termination, CBI shall pay Consultant at the Contract prices and in accordance with the Contract.
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ARTICLE 8. TERMINATION FOR DEFAULT

8.01 If Consultant fails to deliver any or all goods, services, equipment, materials or work ("Contract Work") within the time period(s) specified in the Contract or any work order issued thereunder, and/or if the Contract Work does not conform, in all respects, to the requirements listed in Addendum A, CBI will give Consultant written notice describing the reasons for default and an opportunity to cure.

8.02 If the Consultant does not cure the default to the satisfaction of CBI within the period specified, CBI may terminate the Contract for default by written notice, specifying the reason for the default, the portion(s) of the Contract defaulted and the effective date of default.

ARTICLE 9. SEVERABILITY

9.01 If any term or provision of this Contract shall to any extent be invalid and unenforceable, the remainder of the Contract shall be valid and shall be enforced to the extent permitted by law.

ARTICLE 10. COMPENSATION

10.01 Consultant shall receive a monthly retainer of $3,500 and shall invoice same to CBI at the end of the month for which services have been rendered. Invoices shall be submitted to the PM.

10.02 CBI shall make payment to the Consultant within fifteen (15) days of invoice submission to the PM.

10.03 Consultant shall receive a bonus upon the finalization of those agency brand agreements for which it represented CBI, either by providing the initial introduction of the agency brand principal(s) to Castle Brands' management and/or assisting CBI in the negotiation of the final agency brand agreement. This bonus shall be based upon the approximate annual case sales of the agency brand at the time CBI becomes the agent. The payment will be $1 per 9 liter case of volume, less any retainer amounts previously paid. The bonus shall be payable to the Consultant in four equal quarterly installments commencing with the execution of the underlying agency brand agreement.

10.04 Consultant shall also be entitled to a commission based upon actual future sales of the agency brand. The guideline for this commission will be the higher of 5% of net margins generated by the brand (gross margin less all costs incurred by CBI relative to the brand) or 2.5% of gross margin and will be payable on actual cases sold during the initial term of the agency agreement. The actual formula for this commission may
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     vary from this guideline on a brand-by-brand basis, since the volumes and margins of agency brands will vary based upon specific product characteristics.

10.05 Commissions earned by the Consultant will be in addition to the aforementioned bonus and retainer payments.

ARTICLE 11. COPYRIGHT

11.01 The deliverable report(s) and other creative work of Consultant called for by this Contract, including all written, graphic, audio, visual and any other materials, contributions, applicable work product and production elements contained therein, whether on paper, disk tape, digital file or any other media, (the "Deliverable Work") is being specially commissioned as work made for hire in accordance with the copyright laws of the United States. CBI is the proprietor of the Deliverable Work from the time of its creation and owns all right, title and interest therein throughout the world including, without limitation, the copyright and all related rights.

11.02 To the extent that it is determined that the Deliverable Work does not qualify as a work made for hire within the meaning of the copyright laws of the United States, then Consultant hereby irrevocably transfers and assigns to CBI all of its right, title and interest, throughout the world and in perpetuity, in and to the Deliverable Work, including without limitation all of its right, title and interest in copyright and related rights free of any claim by Consultant or any other person or entity.

ARTICLE 12. NOTICES

12.01 A written notice shall be deemed to have been given if 1) sent by registered or certified mail or 2) transmitted by any other means if and when receipt is acknowledged by the person identified below:

12.02 CBI:

          Castle Brands Inc.
          570 Lexington Avenue, 29th Floor
          New York, NY 10022
          Attn: Mark Andrews

12.03 CONSULTANT:

          Mr. John Beaudette
          BPW LLC
          c/o MHW Ltd.
          272 Plandome Road, Suite 100
          Manhasset, NY 11030
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ARTICLE 13. SIGNATURE REQUIRED

13.01 This Contract shall not become binding unless and until signed by CBI's Authorized Representative and the Consultant's Authorized Representative.

ARTICLE 14. ENTIRE CONTRACT

14.01 This Contract, including the Contract Documents attached hereto and referenced herein, constitutes the entire, integrated understanding and agreement between the parties and supercedes any oral or prior written agreements with respect to the subject matter of this Contract.

IN WITNESS WHEREOF the parties have caused this Contract to be executed.

                                        CASTLE BRANDS INC.


                                        /s/ Mark Andrews
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                                        Name: Mark Andrews
                                        Title: Chairman and CEO


                                        BPW LLC


                                        /s/ John Beaudette
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                                        Name: John Beaudette
                                        Title: President
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                                   ADDENDUM A

                                STATEMENT OF WORK

Consultant shall represent Castle Brands Inc. as its "advocate" in connection with developing a successful agency brand business. Specifically, Consultant shall assist CBI's management in identifying and recruiting appropriate agency brand candidates. In this connection, Consultant shall facilitate introductions of agency brand principals to CBI management based upon Consultant's extensive contacts in the wine and spirits industry. Consultant shall also assist CBI's management by making agency brand presentations to prospective candidates, assisting CBI during agency brand negotiations, and by providing tactical and strategic advice regarding how agency brands might be managed and promoted by CBI to maximum advantage of both.